Media contact: Bre Whalen, Breana.Whalen@navistar.com, 331-332-3056
Investor contact: Marty Ketelaar, Marty.ketelaar@navistar.com, 331-332-2706
Web site: www.Navistar.com

NAVISTAR TO ANNOUNCE FISCAL 2020 SECOND QUARTER FINANCIAL RESULTS ON THURSDAY, JUNE 4, 2020

LISLE, Ill. - May 26, 2020 - Navistar International Corporation (NYSE: NAV) today announced it will report its fiscal 2020 second quarter financial results on Thursday, June 4, 2020.
The company will host a conference call and present via live webcast its fiscal 2020 second quarter financial results on Thursday, June 4th at approximately 9:00 a.m. Eastern (8:00 a.m. Central). Speakers on the webcast will include Troy Clarke, Chairman, President and Chief Executive Officer and Walter Borst, Executive Vice President and Chief Financial Officer, among other company leaders.
Those who wish to participate in the conference may register directly at https://bit.ly/2A4KhLD.
The call-in numbers are:

•	(833) 604-0871 (U.S. Toll Free)

•	+1 (778) 560-2592 (International)
Additionally, the webcast can be accessed through the company’s enhanced Investor Relations website at https://ir.navistar.com/events-and-presentations. Investors are advised to log on at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion and will remain available for a limited time.

About Navistar
Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

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